UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2007

Fushi International, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-19276	13-3140715
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

1 Shuang Qiang Road, Jinzhou, Dalian, People's Republic of China 116100
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code:(011) 86-411-8770-3333

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of theregistrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;Compensatory Arrangements of Certain Officers.

Reference is made to Item 2.01 of the Registrant’s Current Report on Form 8-K filed October 31, 2007, (File No. 001-33669), which is hereby incorporated into this Item 5.02.

(e) On October 29, 2007, Fushi International, Inc. (the “Company”) granted to John Christopher Finley a non-qualified stock option for the purchase of 190,000 shares of its common stock, par value $.006 per share (the “Common Stock”), vesting in equal amounts of 23,750 shares over eight (8) quarters commencing on January 25, 2008 at exercise prices of $16.44 at the quarters beginning January 25, 2008 and April 25, 2008; $17.94 at the quarters beginning July 25, 2008 and October 25, 2008; $19.44 at the quarters beginning January 25, 2009 and April 25, 2009; and $20.94 at the quarters beginning July 25, 2009 and October 25, 2009. The option was granted in consideration of Mr. Finley’s execution of his Employment Agreement with the Company as Chief Operating Officer as described in Item 5.02 (c)of the Current Report of the Company on Form 8-K filed October 31, 2007, (File No. 001-33669). The non-qualified stock option was granted under Fushi International, Inc. 2007 Stock Incentive Plan and must be exercised within three years of each of the respective vesting dates.

On September 27, 2007, the Company granted to Chris Wenbing Wang a non-qualified stock option to purchase 125,000 shares of its Common Stock vesting immediately at an exercise price of $13.70 and terminating in five (5) years from the date of its grant. The option grant was approved by the Compensation Committee of the Board of Directors of the Company in consideration of Mr. Wang’s efforts on behalf of the Company.  Mr. Wang may exercise his option after the effective date of the Schedule 14 C that will be filed with the Securities and Exchange Commission in connection with the approval of the grant by the majority stockholder of the Company.

Item 9.01     Financial Statements and Exhibits

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed onits behalf by the undersigned hereunto duly authorized.

Date: November 2, 2007

FUSHI INTERNATIONAL, INC.

	By:	/s/ Chris Wenbing Wang
Chris Wenbing Wang
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated November 1, 2007.